Exhibit 24.1
Power of Attorney
We, the undersigned Directors of Aetna Inc. (the “Company”), hereby severally constitute and appoint Alan M. Bennett, Ronald M. Olejniczak, and Christopher M. Todoroff, and each of them individually, our true and lawful attorneys-in-fact, with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, our 2006 Annual Report on Form 10-K and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to such Form 10-K and to any and all amendments thereto.
Dated as of February 23, 2007

/s/ Frank M. Clark	/s/ Michael H. Jordan

Frank M. Clark, Director	Michael H. Jordan, Director

/s/ Betsy Z. Cohen	/s/ Edward J. Ludwig

Betsy Z. Cohen, Director	Edward J. Ludwig, Director

/s/ Molly J. Coye, M.D.	/s/ Joseph P. Newhouse

Molly J. Coye, M.D., Director	Joseph P. Newhouse, Director

/s/ Barbara H. Franklin
Barbara H. Franklin, Director

/s/ Jeffrey E. Garten
Jeffrey E. Garten, Director

/s/ Earl G. Graves
Earl G. Graves, Director

/s/ Gerald Greenwald
Gerald Greenwald, Director

/s/ Ellen M. Hancock
Ellen M. Hancock, Director